Exhibit 4.16

FIRST AMENDMENT TO PARTICIPATION AGREEMENT ([Reg. No.])
Dated as of December 30, 2024 among
SUN COUNTRY, INC.,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Pass Through Trustee under each of the Pass Through Trust Agreements,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Subordination Agent,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Mortgagee, and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
in its individual capacity as set forth herein
*
One [Aircraft Manufacturer and Model]
(Generic Manufacturer and Model [Generic Manufacturer and Model]) Aircraft
U.S. Registration No. [Reg. No.]

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Table of Contents

	ARTICLE I	Page

	DEFINITIONS; AMENDMENTS

Section 1.01.	Definitions	3
Section 1.02.	Other Definitional Provisions	4
Section 1.03.	Amendments to Existing Participation Agreement	4
Section 1.04.	Supplemental Provisions	5

	ARTICLE II

	THE LOANS

Section 2.01.	The Loans	5
Section 2.02.	Issuance of Series C Equipment Notes	6
Section 2.03.	The Series C Closing	6

	ARTICLE III

	CONDITIONS PRECEDENT

Section 3.01.	Conditions Precedent to Obligations of the Pass Through Trustees	6
Section 3.02.	Conditions Precedent to Obligations of the Owner	7

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES OF THE OWNER

Section 4.01.	Representations and Warranties of the Owner	8

	ARTICLE V

	REPRESENTATIONS, WARRANTIES AND COVENANTS OF WTNA

Section 5.01.	Representations, Warranties and Covenants of WTNA	9
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Schedule I    - Amendment to Schedule 2: Commitments

Exhibit A    - Form of First Indenture Amendment

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FIRST AMENDMENT TO PARTICIPATION AGREEMENT
([Reg. No.])
This FIRST AMENDMENT TO PARTICIPATION AGREEMENT ([Reg. No.])
(this “Amendment”), dated as of December 30, 2024, is made by and among SUN COUNTRY, INC., a Minnesota corporation (together with its successors and permitted assigns, the “Owner”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a
national banking association (in its individual capacity, together with its successors and permitted assigns, “WTNA”), not in its individual capacity except as otherwise expressly provided in any of the Operative Agreements or the Pass Through Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (such terms and other capitalized terms used herein without definition being defined as provided in Section 1.01), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as mortgagee (in such capacity, together with any successor trustee in such capacity, the “Mortgagee”) under the Indenture.
W I T N E S S E T H:
WHEREAS, on the Closing Date, which occurred on [_]1, the parties hereto (other than the Class C Trustee) entered into that certain Participation Agreement ([Reg. No.]), dated as of [_]2 (the “Existing Participation Agreement”) in order to provide for the financing of the Aircraft described therein;
WHEREAS, in connection with the Existing Participation Agreement, the Owner and the Mortgagee entered into that certain Indenture and Security Agreement ([Reg.
No.]), dated as of [_]3 , as supplemented by Indenture Supplement ([Reg. No.]) No. 1 thereto, dated [_]4 (the “Existing Indenture”), pursuant to which, among other things, the Owner issued to the Subordination Agent the Series A Equipment Notes, Series B Equipment Notes and the Original Series C Equipment Notes, in each case in the applicable original principal amount, having the applicable maturity and bearing interest at the applicable Debt Rate as specified on Schedule I to the Existing Indenture, which

1 To insert relevant Closing Date.
2 To insert relevant Closing Date.
3 To insert relevant Closing Date.
4 To insert relevant Closing Date.

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such Equipment Notes are secured by a security interest in all right, title and interest of the Owner in and to the Aircraft and certain other property described in the Indenture (the “Collateral”);
WHEREAS, the Series C Equipment Notes were repaid in full on December 15,
2023;
WHEREAS, Section 2.02 of the Existing Participation Agreement provides that, subject to Section 4(a)(vi) of the Note Purchase Agreement (as in effect immediately prior to the Series C Closing) and Section 9.1(c) or (d) of the Intercreditor Agreement (as in effect immediately prior to the Series C Closing), the Owner shall have the option to issue new Series C Equipment Notes bearing a designation distinct from the Original Series C Equipment Notes include as Additional Series Equipment Notes;
WHEREAS, the Owner now desires to issue such new Equipment Notes to be designated as “Series C(R)” by bearing on its face the designation “Series 2019-1C(R)” (such new Equipment Notes, the “Series C Equipment Notes”), which Series C Equipment Notes are to be secured by a security interest in all right, title and interest of the Owner in and to the Aircraft and the other Collateral;
WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner and the Mortgagee are entering into the First Indenture Amendment, pursuant to which, among other things, the Owner will issue Series C Equipment Notes under the Indenture;
WHEREAS, pursuant to the Basic Pass Through Trust Agreement and the Class C Trust Supplement, the Class C Pass Through Trust has been created to facilitate certain of the transactions contemplated by this Amendment, including, without limitation, the issuance and sale of the Class C Certificates; and
WHEREAS, pursuant to the Intercreditor Agreement, the Subordination Agent holds the Series A Equipment Notes on behalf of the Class A Pass Through Trust and the Series B Equipment Notes on behalf of the Class B Pass Through Trust and will hold, when issued, the Series C Equipment Notes on behalf of the Class C Pass Through Trust;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS; AMENDMENTS
Section 1.01. Definitions. Except as otherwise defined herein, capitalized terms in this Amendment have the meanings assigned to them in the Existing Participation Agreement. For the purposes of this Amendment, the following capitalized terms shall have the following meanings:
“Class C Pass Through Trust” means the Sun Country Pass Through Trust 2019- 1C(R) created pursuant to the Basic Pass Through Trust Agreement, as supplemented by the Class C Trust Supplement.
“Class C Trust Supplement” means the Trust Supplement No. 2019-1C(R), dated as of the Series C Closing Date, between the Owner and WTNA, as Class C Trustee.
“Class C Trustee” means the trustee for the Class C Pass Through Trust. “Collateral” has the meaning set forth in the second recital hereto. “Existing Indenture” has the meaning set forth in the second recital hereto.
“Existing Participation Agreement” has the meaning set forth in the first recital hereto.
“Original Series C Equipment Notes” means the Equipment Notes designated as
“Series C” by bearing on its face the designation “Series 2019-1C” that were issued pursuant to the Existing Indenture and were repaid in full on December 15, 2023.
“Pass Through Trust Agreement” means each of the Class A Trust Supplement, Class B Trust Supplement and the Class C Trust Supplement, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Pass Through Trustee” means each of the Class A Trustee, Class B Trustee and the Class C Trustee.
“First Indenture Amendment” means an amendment to the Existing Indenture, substantially in the form attached hereto as Exhibit A.
“Series C Closing” has the meaning set forth in Section 2.03. “Series C Closing Date” means December 30, 2024.

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“Trust Supplement” means each of the Class A Trust Supplement, Class B Trust Supplement and the Class C Trust Supplement.
Section 1.02. Other Definitional Provisions.
(a)For purposes of this Amendment, (i) the term “Participation Agreement” means the Existing Participation Agreement as amended by this Amendment and (ii) the term “Trust Indenture” means the Existing Indenture as amended by the First Indenture Amendment.
(b)All references in this Amendment to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Amendment, unless otherwise specifically stated.
(c)The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.
(d)All references in this Amendment to a “government” are to such government and any instrumentality or agency thereof.
(e)Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.
(f)All references in this Amendment to a Person shall include successors and permitted assigns of such Person.
Section 1.03. Amendments to Existing Participation Agreement.    The Existing Participation Agreement is hereby amended as follows:
(a)Amendment to Section 2.1. Section 2.1 of the Existing Participation Agreement is amended by deleting it in its entirety and replacing it with the following:
“Section 2.1. Making of Loans and Issuance of Equipment Notes.
Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto, in the case of the Series A Equipment Notes and Series B Equipment Notes, or on the Class C Issuance Date, in the case of the Series C Equipment Notes (the “Closing Date”):

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(a)Each Applicable Pass Through Trustee listed on Schedule 2 shall make a secured loan to the Owner in the amount in Dollars opposite such Trustee's name on Schedule 2; and
(b)The Owner shall issue, pursuant to and in accordance with the provisions of Article II of the Trust Indenture, to the Subordination Agent as the registered holder on behalf of each such Applicable Pass Through Trustee, one or more Equipment Notes, dated the applicable Closing Date, of the Series set forth opposite such Trustee's name on Schedule 2, in an aggregate principal amount equal to the amount of the secured loan made by each such Applicable Pass Through Trustee.
In addition, the Owner shall have the option after the applicable Closing Date to repay and reissue Series B Equipment Notes or Series C Equipment Notes and to issue (and repay and reissue) from time to time Additional Series Equipment Notes, subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement. If Series B, Series C or Additional Series Equipment Notes are so reissued or issued after the applicable Closing Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.”

(b)Amendment to Schedule 2. Schedule 2 to the Existing Participation Agreement is amended by deleting the information with respect to the Original Series C Equipment Notes and replacing such information for the Series C Equipment Notes with Schedule I hereto.
Section 1.04. Supplemental Provisions. For the avoidance of doubt, Articles II through VI of this Amendment are supplemental to, and not in replacement of, Sections 2 through 6 of the Existing Participation Agreement, which shall remain in full force and effect.
ARTICLE II

THE LOANS
Section 2.01. The Loans. Subject to the terms and conditions of this Amendment and the Trust Indenture, on the Series C Closing Date, the Class C Trustee shall make a loan to the Owner by paying to the Owner the aggregate original principal amounts of the Series C Equipment Notes being issued to the Class C Pass Through Trust, as set forth on Schedule I hereto opposite “2019-1C(R)”. The Class C Trustee, on behalf of the Class C Pass Through Trust, shall make its loan to the Owner no later than 10:00 a.m. (New York City time) on the Series C Closing Date by transferring such amount in immediately

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available funds to the Owner at its account set forth in Schedule 1 of the Existing Participation Agreement or as otherwise notified to the Class C trustee.
Section 2.02. Issuance of Series C Equipment Notes. Upon the occurrence of the above payment by the Class C Trustee to the Owner, the Owner shall issue, pursuant to and in accordance with Article II of the Trust Indenture, to the Subordination Agent as agent and trustee for the Class C Trustee, one or more Series C Equipment Notes of the aggregate original principal amount and bearing the interest rate set forth in Schedule I of the First Indenture Amendment. Each such Series C Equipment Note shall be duly authenticated by the Mortgagee pursuant to the Trust Indenture, registered in the name of the Subordination Agent and dated the Series C Closing Date and shall be delivered by the Mortgagee to the Subordination Agent. Each of the Pass Through Trustees and the Subordination Agent hereby authorizes and directs the Mortgagee to execute and deliver this Amendment and the First Indenture Amendment and, subject to the terms hereof and thereof, to take the actions contemplated herein and therein.
Section 2.03. The Series C Closing. The closing (the “Series C Closing”) of the transactions contemplated hereby shall take place at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001 at 10:00 a.m. (New York City time) on December 30, 2024, or at such other time or place as the parties shall agree.
ARTICLE III

CONDITIONS PRECEDENT
Section 3.01. Conditions Precedent to Obligations of the Pass Through Trustees. The obligations of each Pass Through Trustee hereunder, including the obligation of the Class C Trustee to make the loan contemplated to be made by it pursuant to Article II, are subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Series C Closing Date of the following conditions precedent:
(a)Authentication. The Owner shall have tendered the Series C Equipment Notes being issued on the Series C Closing Date to the Mortgagee for authentication, and the Mortgagee shall have authenticated such Series C Equipment Notes and shall have tendered such Series C Equipment Notes to the Subordination Agent on behalf of the Class C Trustee, against receipt of the loan proceeds, in accordance with Section 2.02.
(b)Documentation. This Amendment and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Pass Through Trustees or the Mortgagee), shall be in full force and effect and executed counterparts thereof shall have been delivered to each Pass Through Trustee:

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(i)the Amendment to Intercreditor Agreement (2019-1C(R)), dated as of the date hereof, among the Pass Through Trustees, the Subordination Agent and the Owner;
(ii)the Class C Trust Supplement; and
(iii)the First Indenture Amendment.
(c)Representations; No Event of Default or Event of Loss. On the Series C Closing Date, the following statements shall be correct: (i) the representations and warranties herein of the Owner are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss with respect to the Aircraft or would constitute an Event of Default or such an Event of Loss but for the requirement that notice be given or time elapse or both.
Promptly upon the recording of the First Indenture Amendment pursuant to the Transportation Code and the receipt of appropriate and correct recording information from the FAA, the Owner will cause McAfee & Taft, special FAA counsel in Oklahoma City, Oklahoma to deliver to the Subordination Agent, to the Pass Through Trustees, to the Mortgagee and to the Owner an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft (other than filings in respect of the Existing Indenture).
Section 3.02. Conditions Precedent to Obligations of the Owner. The obligation of the Owner to issue and sell the Series C Equipment Notes is subject to the fulfillment (or waiver by the Owner) prior to or on the Series C Closing Date of the following conditions precedent:
(a)Documentation. The documents referred to in Section 3.01(b) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Owner), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Owner, and the Owner shall have received such documents and evidence with respect to WTNA, the Mortgagee, the Subordination Agent and each Pass Through Trustee as the Owner may reasonably request in order to establish the consummation of the transactions contemplated by this Amendment, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

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(b)Payment for Series C Equipment Notes. The Owner shall have been paid by the Class C Trustee the aggregate original principal amount of the Series C Equipment Notes being issued to the Class C Trustee as set forth on Schedule I hereto opposite “2019-1C(R)”.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE OWNER
Section 4.01. Representations and Warranties of the Owner.    The Owner represents and warrants that:
(a)Valid and Binding Agreements. This Amendment, the First Indenture Amendment, the Series C Equipment Notes and each other Operative Agreement to which the Owner is a party have been duly executed and delivered by the Owner and constitute the legal, valid and binding obligations of the Owner enforceable against the Owner in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Trust Indenture, as limited by applicable laws that may affect the remedies provided in the Trust Indenture, which laws, however, do not make the remedies provided in the Trust Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.
(b)Filings and Recordation. Except for the filing for recordation pursuant to the Transportation Code of the First Indenture Amendment, no further filing or recording of any document is necessary under the laws of the United States or any state thereof as of the Series C Closing Date in order to establish and perfect the security interest in the Aircraft created under the Trust Indenture (as supplemented by the Indenture Supplement covering the Aircraft) in favor of the Mortgagee as against the Owner and any third parties in any applicable jurisdiction in the United States.
(c)Title. As of the Series C Closing Date, (i) the Owner has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certified by the FAA (subject only to the Owner’s receipt of the applicable certificate from the FAA) as to type and airworthiness in accordance with the terms of the Trust Indenture, (iii) the Existing Indenture has been duly recorded (or duly filed for recordation) with the FAA pursuant to the Transportation Code, (iv) the First Indenture Amendment has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code, (v) the Aircraft is duly registered with the FAA in the name of the Owner and (vi) the registration of the International Interests created

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under the Trust Indenture with respect to the Aircraft has been effected (or is in the process of being effected) on the International Registry in accordance with the Cape Town Treaty.
(d)Section 1110. The Mortgagee is entitled to the benefits of Section 1110 with respect to the Aircraft subject to the Lien of the Trust Indenture on the Series C Closing Date.
(e)Security Interest. The Trust Indenture creates in favor of the Mortgagee, for the benefit of the Note Holders, the Indenture Indemnitees and the Related Indenture Indemnitees, a valid and perfected Lien on the Aircraft subject to the Lien of the Trust Indenture on the Series C Closing Date, subject to no equal or prior Lien, except Permitted Liens. There are no Liens of record with the FAA on the Aircraft subject to the Lien of the Trust Indenture on the Series C Closing Date other than the Lien of the Trust Indenture and any Permitted Liens arising pursuant to clause (a) of the definition thereof. Other than (x) the International Interests created under the Trust Indenture and (y) any International Interests that appear on the International Registry as having been discharged, no International Interests with respect to the Aircraft have been registered on the International Registry as of the Series C Closing Date.
(f)No Prior Amendments or Supplements. Except for the documents described in Section 3.01(b) of this Amendment, there have been no amendments or supplements to the documents referred to in Section 3.01(b) of the Existing Participation Agreement.
ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF WTNA
Section 5.01. Representations, Warranties and Covenants of WTNA. WTNA, generally, and each of the Mortgagee, the Subordination Agent and the Pass Through Trustee as it relates to it, represents, warrants and covenants that:
(a)Valid and Binding Agreements. This Amendment, the First Indenture Amendment, the Series C Equipment Notes, each other Operative Agreement and each Pass Through Document to which WTNA, the Mortgagee, the Subordination Agent or any Pass Through Trustee is a party have been duly executed and delivered by WTNA, individually and in its capacity as Mortgagee, Subordination Agent or Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of WTNA, the Mortgagee, the Subordination Agent and each Pass Through Trustee, to the extent it is a party

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thereto, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
ARTICLE VI

MISCELLANEOUS
Section 6.01. Effective Time. The amendments to the Existing Participation Agreement contemplated hereby and the agreements set forth herein shall be effective as of the time of the Series C Closing. Effective as of the time of the Series C Closing, WTNA, as Class C Trustee, and WTNA, as Subordination Agent and as Note Holder of the Series C Equipment Notes, each shall be deemed to be a party to the Participation Agreement and shall have all of the rights and obligations of a “Pass Through Trustee”, a “Note Holder”, an “Indemnitee” and “Indenture Indemnitee”, as applicable, under the Participation Agreement and the other Operative Agreements.
Section 6.02. Ratification and Agreements; Direction. Except as expressly amended hereby, the Existing Participation Agreement shall remain in full force and effect, and this Amendment shall be construed as supplemental to the Participation Agreement and shall form a part thereof. For the avoidance of doubt, the parties hereto agree that, from and after the date hereof, the Series C Equipment Notes referred to herein shall constitute the “Series C Equipment Notes” and “Equipment Notes”, the Class C Certificates referred to herein shall constitute “Class C Certificates” and “Pass Through Certificates”, the Class C Pass Through Trust referred to herein shall constitute the “Class C Pass Through Trust” and a “Pass Through Trust” and the Class C Trustee referred to herein shall constitute the “Class C Trustee” and a “Pass Through Trustee”, in each case for all purposes of the Participation Agreement, the Trust Indenture and the other Operative Agreements. The Subordination Agent, as record holder of the Equipment Notes, hereby authorizes, empowers and instructs the Mortgagee to enter into, execute, deliver and perform its obligations under this Amendment and the First Indenture Amendment, and each other document, instrument or writing as may be contemplated by, or necessary or convenient in connection with, any of the foregoing.
Section 6.03. Survival of Representations, Warranties, Covenants and Agreements. Except as otherwise provided for herein, the representations, warranties, covenants and agreements of the Owner, WTNA, the Mortgagee, the Subordination Agent, each Pass Through Trustee and the Note Holders provided for in this Amendment, and each of their obligations hereunder, shall survive the making of the loans, any return of the Aircraft, the transfer of any interest by any Note Holder of its Equipment Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of this Amendment, the First Indenture Amendment or any other Operative Agreement.

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Section 6.04. Governing Law. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
Section 6.05. Severability. To the extent permitted by applicable law, any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 6.06. No Oral Modifications or Continuing Waivers; Consents. Subject to Article X of the Trust Indenture, no terms or provisions of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; provided that no such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to the Mortgagee.
Section 6.07. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 6.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Amendment by the Owner, by WTNA, individually or as Mortgagee, Subordination Agent or Pass Through Trustee, or by any Note Holder, shall bind and inure to the benefit of and be enforceable by the Owner, and subject to the terms of Section 6.1.3(c) of the Existing Participation Agreement, its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, the Subordination Agent and its successor under the Intercreditor Agreement and the Mortgagee and its successor under the Trust Indenture, whether so expressed or not.
Section 6.09. Benefits of Agreement. Nothing in this Amendment, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Amendment, except as provided expressly herein. The Owner agrees and acknowledges that the Indemnitees that are not parties to the Participation Agreement are third party beneficiaries of the indemnities by the Owner contained in Section 8.1 of the Participation Agreement, and that such Persons may rely on such indemnities, representations and warranties or covenants and agreements, as the case may be, to the same extent as if such

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indemnities, representations and warranties or covenants and agreements were made to such Indemnitees directly.
Section 6.10. Counterparts. This Amendment may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Amendment, but all of such counterparts shall together constitute one instrument.
Section 6.11. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Amendment, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.
[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SUN COUNTRY, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Pass Through Trustee under each of the Pass Through Trust Agreements

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Subordination Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its individual capacity solely as expressly set forth herein

By:
Name:
Title:

Signature Page

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SCHEDULE I to FIRST AMENDMENT TO PARTICIPATION AGREEMENT

AMENDED SCHEDULE 2
to PARTICIPATION AGREEMENT

COMMITMENTS

Pass Through Trustee	Series C Equipment Notes	Dollar Amount of Loan
2019-1C(R)	Series C(R)	$[ ]]

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EXHIBIT A to FIRST AMENDMENT TO PARTICIPATION AGREEMENT

FORM OF FIRST INDENTURE AMENDMENT

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